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                                                                 Exhibit 23.1(b)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Metal Management, Inc. of our report dated May 30, 1996 relating to the consolidated financial statements of EMCO Recycling Corp. which appears in the Current Report on Form 8-K/A of Metal Management, Inc. filed with the Securities and Exchange Commission on June 20, 1996. We also consent to the references to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
Phoenix, Arizona
July 1, 1996